UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 20, 2013

BLUEFLASH COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	333-169805	27-4562647
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Gottbetter & Partners, LLP
488 Madison Avenue, 12th Floor
New York, NY 10022

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 400-6900

1801 26th Street
Sacramento, CA 95816

(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2013 (the “Effective Date”), Marissa Watson resigned as sole member of the board of directors (“Board”) of BlueFlash Communications, Inc. (the “Company”), and from all offices she held with the Company, including President, Chief Executive Officer, Secretary and Treasurer. To the Company’s knowledge, Ms. Watson’s resignation did not arise from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. As a result of Ms. Watson’s resignation, she has relinquished her roles as the Company’s “Principal Executive Officer” and “Principal Financial Officer” for Securities and Exchange Commission (“SEC”) reporting purposes.

In addition, as of the Effective Date, the Company’s stockholders appointed Ronald A. Warren as sole director of the Company, by unanimous written consent (as further described in Item 5.07 below).

Further, as of the Effective Date, the Board appointed Mr. Warren as President, Secretary and Treasurer of the Company, to serve until his successor shall be duly appointed, unless he resigns, is removed from office, or is otherwise disqualified from serving as an officer of the Company. For SEC reporting purposes, Mr. Warren was designated as the Company’s “Principal Executive Officer” and “Principal Financial Officer.”

There are no arrangements or understandings between Mr. Warren and any other person pursuant to which he was appointed as officer or director of the Company. In addition, there are no family relationships between Mr. Warren and any of the Company’s other officers or directors. Further, there are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company is a participant, the amount involved exceeds $120,000, and in which Mr. Warren had, or will have, a direct or indirect material interest.

Ronald A. Warren – Mr. Warren, 59, has served as an independent contractor providing compliance and regulatory services to multiple businesses since May 2008. He has been serving as Vice President and General Manager of Metaugus, Inc., a dietary supplement manufacturing company since December 2011. Prior to this, Mr. Warren was Vice President of Investor Relations and Corporate Communications of uVuMobile, Inc. (f/k/a SmartVideo Technologies, Inc.) from December 2003 through November 2009, and Secretary from September 2004 through November 2009. Mr. Warren is a senior level communications professional with a broad background in financial, technical and regulatory issues. His experience includes communications for high growth publicly held companies, national and multicultural audiences. Mr. Warren has also held various Investor Relations and Corporate Communications positions at Beazer Homes, Theragenics Corp., Rollins, Inc., and Advanced Telecommunications. Mr. Warren is an active member of the National Investor Relations Institute (NIRI), where he served as the Atlanta Chapter President from 2002 to 2003. Mr. Warren holds a Bachelor of Arts Degree from Liberty University, which he obtained in May 1980.

Mr. Warren has demonstrated strong business acumen and the ability to exercise sound judgment, and has a reputation for integrity, honesty and adherence to ethical standards, all of which make him particularly well-suited to serve on the Company’s Board.

Item 5.07  Submission of Matters to a Vote of Security Holders.

On the Effective Date, the holders of all 10,200,000 issued and outstanding shares of the Company’s common stock, $0.0001 par value per share, appointed Ronald A. Warren to the Company’s Board, by unanimous written consent, to serve until his successor shall be duly appointed, unless he resigns, is removed from office, or is otherwise disqualified from serving as director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2013	BLUEFLASH COMMUNICATIONS, INC.

By: /s/ Ronald A. Warren
Name: Ronald A. Warren
Title: President